Exhibit 99.2

PlanetOut Inc. Third Quarter 2004 Quarterly Conference Call Script

OPERATOR: Good day ladies and gentlemen and welcome to the PlanetOut third quarter 2004 conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question and answer session and instructions will follow at that time. If anyone should require assistance during the conference, please press star, followed by the zero key on your touch-tone telephone. As a reminder, this conference call is being recorded. I would now like to introduce your host for today’s conference, Lisa Laukkanen of the Blueshirt Group. Ms. Laukkanen, you may begin your conference.

LISA LAUKKANEN: Thank you. Good afternoon and thank you for joining us today to discuss PlanetOut’s earnings for the third quarter ended September 30, 2004. You should all have received a copy of today’s press release. If you have not yet received the press release, please contact my office at 415-217-7722 and we’ll fax you a copy right away. It is also posted on the IR section of PlanetOut’s corporate Web site at www.planetoutinc.com. The IR section of PlanetOut’s website also includes a slide presentation that management may reference in today’s call. With us from PlanetOut are Lowell Selvin, Chairman of the Board and Chief Executive Officer, and Jeff Soukup, Executive Vice President and Chief Financial Officer. Management will begin the call by providing an overview of the quarter and then we’ll open up the line for a Q&A session.

As a reminder, during the course of the call, the Company may make forward-looking statements regarding future events or performance. We caution you that actual events or results may differ materially from those forward-looking statements and we refer you to documents that the Company has filed with the SEC, specifically its Form S-1, and the forthcoming Form 10-Q quarterly report. These documents identify factors and risks that could cause results to differ from the forward-looking statements. During this call, the Company may also discuss Adjusted EBITDA, a non-GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with GAAP. Because Adjusted EBITDA is not a measure of financial performance under GAAP in the United States and is susceptible to varying calculations, it may differ from and not be comparable to similarly titled measures of other companies.

At this point I’d like to turn the call over to Lowell.

LOWELL SELVIN, CHIEF EXECUTIVE OFFICER, PLANETOUT: Thank you, Lisa, and welcome to all of you on line with us today to review a solid quarter for PlanetOut’s debut earnings call as a public company. I’ll be giving a brief overview of the business for those of you new to our story, followed by a discussion of recent developments that we believe speak to our execution to-date and the strong potential for our business going forward. Following that, Jeff Soukup, our Executive Vice President and Chief Financial Officer, will review the financial results for the quarter, and provide guidance for our fourth quarter. Then we’ll take your questions.

As this is our first conference call as a public company, I would like to spend a few minutes on an overview of our business. We are a leading global online media company serving the lesbian, gay, bisexual and transgender, or LGBT, community, a market with estimated buying power of approximately $600 billion annually in the United States alone. Our network of websites, including our flagship websites Gay.com and PlanetOut.com, allow our members to connect with other members of the LGBT community, both in their local neighborhoods and around the world. The power of community is the engine that drives our business. Our ability to develop and provide great member features, superior connection tools and great content is the fuel that drives long-term growth and profitability for PlanetOut.

We derive our revenue from three primary sources: subscription, advertising and transaction services. The largest portion of our revenue is from premium subscription services that we offer in English, French, German, Italian, Portuguese and Spanish to our members worldwide. We also generate revenue from online advertising on Gay.com and PlanetOut.com. In addition, we offer fashion, video and music products through Kleptomaniac.com, and access to premium content targeted to gay and lesbian travelers through OutandAbout.com.

PlanetOut Inc.

For the first nine months of 2004, subscription services accounted for approximately two-thirds of PlanetOut’s overall revenue, advertising services accounted for about a quarter of our revenue, and the balance was in transaction services. For the foreseeable future, we expect subscription and advertising services to remain our largest sources of revenue and to be more of a focus of our operations than transaction services.

I’d like to spend a few more minutes talking about the specific details of our accomplishments for the third quarter, as well as some recent developments that occurred in October.

First, as witnessed by the fact that we’re talking to you today, we successfully completed our initial public offering in October. We raised $44.8 million, net of underwriters’ fees. This amount includes net proceeds received from the exercise of the underwriters’ over-allotment option. We believe that the proceeds from this offering will fund continued development of our services and enable us to capitalize on various growth opportunities.

As our premium membership services are our largest revenue contributor, we have undertaken a variety of initiatives aimed at reducing churn, increasing the number of paid subscribers and growing lifetime value per subscriber. To begin with, we released an improved real-time Java chat application that ties directly into the Gay.com paid subscription service. We have consistently found that offering new features on our sites has been a driver for premium membership growth. We introduced new social networking features on Gay.com and in Gay.com Chat, including real-time “Buddy,” “Hot” and “Who Thinks I’m Hot” lists. On October 7, we launched a member network feature called Messenger. It is a huge hit with our members. Since its launch, Hot list additions increased by over 50% to approximately 10,000 per day; Buddy requests rose by 45% to approximately 8,000 per day; and Bookmarks are up by 37% to about 4,800 per day. We also began offering subscriptions to Instinct, a leading gay men’s magazine, as part of a bundle with certain subscription service packages. This bundling will be expanded in the fourth quarter to cover more of our subscription packages and will also include Men’s Fitness magazine. In addition, we launched PayPal as another member payment option in October.

We are also pleased to report that Gay.com remains the number two ranked site on the Internet in terms of average time online per person per month and continues to be among the top 20 sites in terms of visits per person per month among all websites measured. We feel this speaks to the value we can offer to advertisers, and, to that end, we have engaged TACODA for an audience management system designed to expand the behavioral targeting options available for advertisers on the company’s websites. We also introduced upgrades to Gay.com Yellow Pages, which enable the company to further build upon existing classifieds advertising.

Over the past several months we have undertaken a number of initiatives to increase our customer reach, expand our online content and enhance our technology infrastructure to ensure the best customer experience. For instance, a key element of our strategy is to reach out to members both online and off in order to drive subscriber conversion. In August we announced the finalists in our popular Mr. Gay.com contest, which generated considerable interest, and included live events held throughout the summer, with the finalist to be announced at a celebrity event in New York in early December. In September we entered into an agreement to be a sponsor of the 7th Gay Games, to be held in Chicago in 2006, an event that is expected to draw more than 12,000 participants in 30 sports and more than 500,000 spectators. On October 1st, we launched the “Play for Keeps” advertising campaign, which uses football imagery to advertise both our Gay.com brand in general and our premium membership services in particular. The campaign is featured in billboards, taxi tops, phone kiosks and gay-focused print media in key markets like San Francisco, New York, Los Angeles and Philadelphia, as well as in football-oriented mid-sized markets including Cleveland, Houston, Dallas, Las Vegas, Atlanta and San Diego. Also in October, we held an event at the Virgin Megastore in New York featuring emerging gay and lesbian musical performers as part of PlanetOut’s “RockOut” emerging artist series, sponsored by automotive brand Saturn, which has generated considerable music downloads on our sites as well as coverage by a variety of mainstream media outlets.

In summary, it was a solid quarter for our business. PlanetOut has built up a strong position in our market segment, and we continue to implement plans that we believe will enhance both revenue growth and bottom-line performance going forward. For more on that performance, I’d now like to turn the call over to Jeff Soukup, our Executive Vice President and Chief Financial Officer.

PlanetOut Inc.

JEFF SOUKUP, CHIEF FINANCIAL OFFICER, PLANETOUT: Thank you Lowell, and I’d also like to thank all of you for joining us today. Certainly we’re very pleased; not only with this quarter’s operating results, but also with the success we’ve had in the areas Lowell mentioned. I would like to organize my remarks by reviewing our results for the quarter and year-to-date, and by commenting on how these results fit in to the company’s general financial trends. I’ll then briefly discuss our outlook for the rest of the year.

For the third quarter of 2004, revenue reached $6.3 million, a 29 percent increase over revenue of $4.9 million in the third quarter of 2003. Revenue for the first nine months of 2004 was $17.9 million, a 30% increase from revenue of $13.8 million for the same period in 2003. Total operating expenses for the third quarter of 2004 were $6.1 million, down slightly from $6.3 million in the third quarter of 2003. For the year-to-date, operating expenses totaled $17.9 million, compared to $15.0 million for the first nine months of 2003.

A quick glance at these figures shows that year-on-year growth in revenue has outpaced growth in expenses for both this quarter and the year-to-date. This has resulted in an expansion in our bottom line, which becomes even more powerful when examined in terms of Adjusted EBITDA. We use the non-GAAP measure of Adjusted EBITDA as one way to gauge our performance, as this measure removes largely non-cash expense items such as depreciation and amortization, and stock-based compensation. On this basis, our Adjusted EBITDA for the quarter was approximately $1.4 million, roughly 72% higher than the Adjusted EBITDA of $811,000 in the third quarter of 2003. For the first nine months of 2004, Adjusted EBITDA was $3.4 million, more than 90% higher than Adjusted EBITDA of $1.8 million in the first nine months of 2003. This steady expansion of revenue and Adjusted EBITDA follows the pattern we have experienced over the last several quarters.

Including depreciation and amortization, stock-based compensation and other similar items, our net loss for the third quarter was $29,000, or $0.25 cents per basic and diluted share, compared with a net loss in the third quarter of 2003 of $1.5 million, or $1.17 per basic and diluted share.

Subscription revenue for the third quarter of 2004 was $4.3 million, a 30 percent increase from the approximately $3.3 million reported in the same period in 2003. This increase in revenue is reflected in improvement in our key metrics as well. Total subscribers as of the end of September reached 118,400, up from 110,600 as of the end of June. Churn for the third quarter of 2004 stood at 10.3%, and average monthly revenue per user for the third quarter was $12.60.

Advertising services revenue for the third quarter of 2004 totaled $1.6 million, a 36 percent increase compared to $1.2 million reported in the same period in 2003. We believe this reflects a growing recognition by advertisers of the value of reaching targeted online niches, including the LGBT market. We continued to grow account size during the quarter and to expand our roster of blue chip advertisers, including such new clients as Intel, Nivea, British Airways, Target and Glaxo Smith Kline. Additionally, numerous advertisers are returning brands, among them AT&T, GM, Bristol Myers Squibb, AOL and Citibank.

Transaction revenue for the third quarter of 2004 totaled $378,000, down two percent compared to the $384,000 reported in the same period in 2003. This principally reflects our conscious decision to concentrate our resources on promoting our higher-margin subscription and advertising businesses. Our transaction services revenue, however, continues to be an important adjunct to our other revenue offerings, and we believe it can be maintained with minimal investment and offers opportunities for future growth.

We ended the quarter with $5.6 million in cash, including $5 million raised via a senior subordinated note prior to our public offering. On a pro-forma basis, reflecting the subsequent completion of our offering and the full repayment of the promissory note, total cash would have been $45.3 million.

PlanetOut Inc.

Looking forward, we expect revenue for the fourth quarter to be between $7.0 and $7.1 million. This revenue guidance includes the partial impact of a price increase for our Gay.com premium subscription service starting on October 1st. The full impact of this price increase will be felt gradually over the next four quarters with the addition of new subscribers and the renewal of existing annual, quarterly, and monthly subscribers. Given that we are providing revenue guidance at this stage in the quarter, our guidance range is narrower than it otherwise would be because much of the revenue that PlanetOut expects to recognize for the fourth quarter has already been booked through premium service subscriptions or advertising contracts.

In addition, we expect our fourth quarter Adjusted EBITDA to be between $800,000 and $1.0 million, and the GAAP net loss to be between $900,000 and $1.1 million. Importantly, these fourth quarter estimates include the impact of certain one-time expenses including the cost of facility moves in San Francisco and New York and investments in our technology infrastructure, which we expect will enable us to accelerate our product development. The net income estimate also includes the acceleration of expenses associated with the repayment of our senior subordinated note as well as stock-based compensation expenses for the fourth quarter.

We also expect paid premium service subscribers at the end of the fourth quarter to be between 126,000 and 129,000. Currently, we intend to provide quarter-to-quarter guidance on premium service subscribers through the end of 2005.

Because of the timing of the IPO and exercise of certain options and warrants within the quarter, PlanetOut is also providing share count guidance for this quarter only. The company estimates that as of December 31, 2004, it will have between 14.1 million and 14.3 million weighted average common shares outstanding during the quarter. This is based on approximately 16.9 million common shares outstanding as of today.

Thank you for letting us share our excitement about the opportunities ahead of us. We invite you to check in on our progress next quarter. And with that, Lowell and I will be happy to take your questions.

OPERATOR: Ladies and gentlemen at this time if you have any questions please press the 1 key on your touch-tone telephone. Once again ladies and gentlemen to ask a question please press the 1 key on your touch-tone telephone. If your question has been answered or you wish to remove yourself from the queue please press the pound key.

PlanetOut Inc.